UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 5, 2007

FOOTHILLS RESOURCES, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-31546	98-0339560
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

4540 California Avenue, Suite 550
Bakersfield, California	93309
(Address of principal executive offices)	(Zip Code)

(661) 716-1320
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

On February 8, 2007, Dennis Tower, the Chief Executive Officer of Foothills Resources, Inc. (the “Company”) will deliver a presentation at the Independent Petroleum Association of America’s Small Cap Oil & Gas Investment Symposium. The presentation slides are attached as Exhibit 99.1 to this Current Report on Form 8-K and will be available on the Company's website at http://www.foothills-resources.com on February 5, 2007. In his presentation, Mr. Tower plans to update the investment community on the Company’s projects in the Eel River Basin, California, Texas Gulf Coast, and the Anadarko Basin, Oklahoma. The Company announced Mr. Tower’s participation in the Small Cap Oil & Gas Investment Symposium in a press release dated February 5, 2007 and attached as Exhibit 99.2 to this Current Report on Form 8-K.

Neither the presentation attached to this Current Report on Form 8-K as Exhibit 99.1 nor any other information contained on the Company’s website shall be deemed to be “filed” for the purposes of Section 18 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of such section, nor shall it be deemed incorporated by reference in any filing of Foothills Resources, Inc. under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

The following exhibits are furnished in accordance with the provisions of Item 601 of Regulation S-B:

Exhibit No.	Description
99.1	Foothills Resources, Inc. presentation.
99.2	Press Release dated February 5, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMPANY NAME CORPORATION

By:	/s/ W. Kirk Bosché
Name: W. Kirk Bosché
Title: Chief Financial Officer

Date: February 5, 2007

Exhibit Index

Exhibit No.	Description
99.1	Foothills Resources, Inc. presentation.
99.2	Press Release dated February 5, 2007.